UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 17, 2014

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement and Change in Control Agreement

On September 17, 2014, the Board of Directors (the “Partnership Board”) of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership”), upon the recommendation of its compensation committee, and the Board of Directors (the “Manager Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC, upon the recommendation of its governance and compensation committee, approved the forms of a severance agreement (the “Severance Agreement”) and a change in control agreement (the “Change in Control Agreement” and collectively with the Severance Agreement, the “Agreements”).  EnLink Midstream Operating, LP (“EnLink Midstream Operating”), a subsidiary of the Partnership, anticipates that it will enter into the Agreements with certain of its employees, including the General Partner’s and the Manager’s principal executive officer, principal financial officer and other named executive officers (the “officers”).  EnLink Midstream Operating anticipates that, concurrently with entering into the Agreements, it will terminate the employment agreements that it currently has in place with the officers.

The Agreements will restrict the officers from competing with EnLink Midstream Operating, EnLink Midstream, LLC, the Partnership, the General Partner, the Manager or their respective affiliates and subsidiaries (the “Company Group”) during the term of employment.  In addition, the Agreements will restrict the officers, both during their employment and for varying periods following the termination of such employment, from (i) disclosing confidential information, (ii) soliciting other employees to accept employment with a third party or terminate their employment with any member of the Company Group, (iii) soliciting or interfering with any person that is or was a client or customer of any member of the Company Group and (iv) disparaging any member of the Company Group. The Agreements provide EnLink Midstream Operating with equitable remedies and with the right to clawback benefits if the restrictions described in this paragraph are breached by a terminated employee following a termination date. In the event of a termination, the terminated employee is required to execute a general release of the Company Group in order to receive any benefits under the Agreements.

Under the Severance Agreement, if an officer’s employment is terminated without cause (as defined in the Severance Agreement) or is terminated by the officer for good reason (as defined in the Severance Agreement), such officer will be entitled to receive (i) his or her accrued base salary up to the date of termination, (ii) any unpaid annual bonus with respect to the calendar year ending prior to the officer’s termination date that has been earned as of such date, (iii) a prorated amount of the bonus (to the extent such bonus would have otherwise been earned by such officer) for the calendar year in which the termination occurs, (iv) such other fringe benefits (other than any bonus, severance pay benefit or medical insurance benefit) normally provided to employees that are already earned or accrued as of the date of termination (the foregoing items in clauses (i) - (iv) are referred to as the “General Benefits”), (v) certain outplacement services (the “Outplacement Benefits”), (vi) a lump sum severance equal to the sum of (A) the officer’s then-current base salary and (B) any target bonus (as defined in the applicable Agreement) for the year that includes the date of termination (the “Severance Benefit”) times two for the officers plus (vii) an amount equal to the cost to the officer to extend his or her then-current medical insurance benefits for 18 months following the effective date of the termination (the “Medical Severance Benefit”).

Under the Change in Control Agreement, if, within 120 days prior to or within 24 months following a change in control (as defined in the Change in Control Agreement), an officer’s employment is terminated without cause (as defined in the Change in Control Agreement) or is terminated by the officer for good reason (as defined in the Change in Control Agreement), such officer will be entitled to the General Benefits, the Outplacement Benefits, the Medical Severance Benefit and the Severance Benefit; provided, however, that the Chief Executive Officer would be entitled to three times the Severance Benefit and the other officers would be entitled to two times the Severance Benefit.

In addition, the Agreements provide for the General Benefits upon the officer’s termination of employment due to his or her death or disability (as defined in the Agreements).

The Agreements provide that an officer may only become entitled to payments under the Severance Agreement or the Change in Control Agreement, but not under both Agreements.  Upon execution of an Agreement, such Agreement shall continue in effect until the termination of the officer’s employment or termination of the Agreement by EnLink Midstream Operating, except that the Change in Control Agreement may not be terminated for a period that begins 120 days prior to, and ends 24 months following, a change in control.

If the payments and benefits provided to an officer under the Agreements (i) constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”) and exceed three times the officer’s “base amount” as defined under Code Section 280G(b)(3), and (ii) would be subject to the excise tax imposed by Code Section 4999, then the officer’s payments and benefits shall be either (A) paid in full, or (B) reduced and payable only as to the maximum amount which would result in no portion of such payments and benefits being subject to excise tax under Code Section 4999, whichever results in the receipt by the officer on an after-tax basis of the greatest amount (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Code Section 4999 and all other taxes, including any interest and penalties, payable by the officer).

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement and Change in Control Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Officer Departure

As previously announced, Joe A. Davis informed the Manager Board and the Partnership Board of his intention to resign as Executive Vice President, General Counsel and Secretary of each of the Manager and the General Partner.  As of September 17, 2014, Mr. Davis is no longer serving as Executive Vice President, General Counsel and Secretary of the Manager or General Partner, but Mr. Davis will remain employed by EnLink Midstream Operating for a period of time sufficient to assist with an orderly transition of his duties.  On September 17, 2014, the Partnership Board, upon the recommendation of its compensation committee, and the Manager Board, upon the recommendation of its governance and compensation committee, approved (i) the acceleration of vesting of certain of Mr. Davis’ outstanding equity awards that have not vested as of the date he is no longer an employee and (ii) a proposal that Mr. Davis receive a prorated amount of the bonus for the 2014 calendar year (to the extent such bonus would have otherwise been earned by Mr. Davis had his employment not terminated), in each case subject to his execution and non-revocation of a separation and release agreement. Such prorated bonus, if any, will be based on the number of days Mr. Davis was an employee during 2014 and will be payable on the date that the 2014 bonuses will be paid under the currently applicable bonus arrangement.

Item 9.01.                                    Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Severance Agreement.
10.2	—	Form of Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: EnLink Midstream GP, LLC,
its General Partner

Date: September 23, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Severance Agreement.
10.2	—	Form of Change in Control Agreement.